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                                                          Registration No.  333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ---------------------------

                                    FORM S-8
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ---------------------------

                          CHESHIRE DISTRIBUTORS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                      84-1209978
          --------                                      ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

       1599 Post Road East
       Westport, Connecticut                                 06880
       ---------------------                                 -----

(Address of Principal Executive Offices)                   (Zip Code)

          Cheshire Distributors, Inc. 2000 Omnibus Stock Incentive Plan
          -------------------------------------------------------------
                            (Full title of the plan)

                              Willem Oost-Lievense
                            Chief Executive Officer
                           Cheshire Distributors, Inc.
                               1599 Post Road East
                           Westport, Connecticut 06880
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (203) 255-4116
                                 --------------
          (Telephone number, including area code of agent for service)

                                    Copy to:

                             David E. Fleming, Esq.
                               Cummings & Lockwood
                               Four Stamford Plaza
                        Stamford, Connecticut 06904-0120

                         CALCULATION OF REGISTRATION FEE

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
                                             Proposed              Proposed
                                             maximum               maximum
Title of securities    Amount to be     offering price per    aggregate offering       Amount of
 to be registered       registered           share(2)              price(2)         registration fee
----------------------------------------------------------------------------------------------------
  Common Stock,
par value $.001 per
      share             1,000,000(1)            $5.00             $5,000,000           $1,320.00

=====================================================================================================


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated  pursuant to Rule 457(h) of the rules and  regulations  under the
    Securities Act of 1933 solely for the purpose of calculating the registration fee, based upon the average of the bid and asked prices for the Common Stock as reported on the over-the-counter market on May 24, 2000.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
              ----------------------------------------------------

          This Registration Statement relates to the offer and sale by Cheshire Distributors, Inc., a Delaware corporation (the "Company"), of up to an aggregate of 1,000,000 shares of its Common Stock, par value $.001 per share (the "Common Stock"), which may be sold pursuant to the Cheshire Distributors 2000 Omnibus Stock Incentive Plan (the "Plan").

          The documents containing the information specified in Part 1 of the Form S-8 Registration Statement under the Securities Act of 1933 (the "1933 Act") are not being filed as part of this Registration Statement in accordance with the Note to Part I of the Form S-8 registration statement but will be sent or given to employees receiving options under the Plan in accordance with Rule 428(b)(1) under the 1933 Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents By Reference
-------   ---------------------------------------

     The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated into this Registration Statement by reference:

          1. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1999;

          2. The Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2000, September 30, 1999 and June 30, 1999;

          3.   The Company's Current Report on Form 8-K dated January 24, 2000;

          4.   The Company's Current Report on Form 8-K dated March 7, 2000;

          5. The Company's Current Report on Forms 8-K and 8-K/A dated April 12, 2000;

          6.   The Company's Current Report on Form 8-K dated April 24, 2000;

          7. The Company's Information Statement on Form 14-C dated May 5, 2000; and

          8.   The Company's S-8 Registration Statement dated February 3, 2000.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     To the extent that independent public accountants audit and report on financial statements of the Company issued at future dates, and consent to the use of their reports thereon, such financial statements shall also be incorporated by reference in this Registration Statement in reliance upon their reports and their authority as experts in accounting and auditing.

Item 4.   Description of Securities
-------   -------------------------

     Not applicable.

Item 5.   Interests of Named Experts and Counsel
-------   --------------------------------------

     Not applicable.

Item 6.   Indemnification of Directors and Officers
-------   -----------------------------------------

     Section 145 of the Delaware General Corporation Law (the "DGCL") grants each corporation organized thereunder the power to indemnify its officers, directors, employees and agents on certain conditions against liabilities arising out of any action or proceeding to which any of them is a party by reason of being such officer, director, employee or agent. Section 102(b)(7) of the DGCL permits a Delaware corporation, with the approval of its stockholders, to include in its certificate of incorporation a provision eliminating or limiting the personal liability of its directors to that corporation or its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duty of care, both in suits by or on behalf of the corporation and in actions by stockholders of the corporation.

     The Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), includes a provision as permitted by Section 102(b)(7) of the DGCL. The Certificate of Incorporation also provides for the indemnification, to the fullest extent permitted by the DGCL, of directors, officers, employees and agents of the Company.

     The Company's By-laws contain provisions concerning the indemnification of officers, directors, employees and agents which are substantially identical to those contained in the Certificate of Incorporation.

Item 7.   Exemption from Registration Claimed
-------   -----------------------------------

     Not applicable.

Item 8.        Exhibits
-------        --------

Exhibit 4(a) The Company's Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(A) to the Company's Registration Statement on Form 10SB (Registration No. 000-26186) and the Company's Current Report on Form 8-K/A dated April 12,
               2000).
Exhibit 4(b) The Company's By-laws (incorporated by reference to Exhibit 3(B) to the Company's Registration Statement on Form 10SB (Registration No. 000-26186) and the Company's Current Report on Form 8-K/A dated April 12, 2000).
Exhibit 4(c) Cheshire Distributors, Inc. 2000 Omnibus Stock Incentive Plan (incorporated herein by reference to Annex A to the Company's 14-C Information Statement dated May 5, 2000).
Exhibit 5      Opinion of Cummings & Lockwood
Exhibit 23(a)  Consent of Comiskey & Company, P.C., Certified Public Accountants
Exhibit 23(b)  Consent of Cummings & Lockwood (included in Exhibit 5)


Item 9.   Undertakings
-------   ------------

          (a)  The Company hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                              (i) To include any prospectus  required by Section
                    10(a)(3) of the Securities Act of 1933;

                              (ii) To  reflect  in the  prospectus  any facts or
                    events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                              (iii) To include  any  material  information  with
                    respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          Provided,  however,  that the  undertakings  set  forth in  paragraphs
(a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in that Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on May 24, 2000.

                                            CHESHIRE DISTRIBUTORS, INC.


                                            By: /s/ Willem Oost-Lievense
                                               ---------------------------------
                                                   Willem Oost-Lievense
                                                   Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities shown on the 24th day of May, 2000.

Name                           Title
----                           -----

/s/ Lev Greenberg              Chairman of the Board         Date: May 24, 2000
--------------------------     and President                      -------------
Lev Greenberg                  (Principal Executive
                               officer)


/s/ Gilad Gat                  Vice President and            Date: May 24, 2000
--------------------------     Director                           -------------
Gilad Gat


/s/ Willem Oost-Lievense       Chief Executive Officer,      Date: May 24, 2000
--------------------------     Senior Vice President and          -------------
Willem Oost-Lievense           Director Secretary


/s/ Jerry Kleinberg            Chief Financial Officer       Date: May 24, 2000
--------------------------     (Principal financial and           -------------
Jerry Kleinberg                accounting officer)

                                  Exhibit Index
                                  -------------

Exhibit 4(a) The Company's Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(A) to the Company's Registration Statement on Form 10SB (Registration No. 000-26186) and the Company's Current Report on Form 8-K/A dated April 12,
               2000).
Exhibit 4(b) The Company's By-laws (incorporated by reference to Exhibit 3(B) to the Company's Registration Statement on Form 10SB (Registration No. 000-26186) and the Company's Current Report on Form 8-K/A dated April 12, 2000).
Exhibit 4(c) Cheshire Distributors, Inc. 2000 Omnibus Stock Incentive Plan (incorporated herein by reference to Annex A to the Company's 14-C Information Statement dated May 5, 2000).
Exhibit 5      Opinion of Cummings & Lockwood
Exhibit 23(a)  Consent of Comiskey & Company, P.C., Certified Public Accountants
Exhibit 23(b)  Consent of Cummings & Lockwood (included in Exhibit 5)